                                    BAKER
                                      &
                                 HOSTETLER LLP
                               COUNSELLORS AT LAW


                                                                       Exhibit 5
                                                                       ---------


                               September 26, 1997


The E.W. Scripps Company
312 Walnut Street, Suite 2800
Cincinnati, Ohio  45202

Re: Registration Statement on Form S-3 with respect to $500,000,000 aggregate principal amount of Debt Securities of The E. W. Scripps Company

Dear Sirs:

        We have acted as counsel to The E.W. Scripps Company, an Ohio corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement"), filed under the Securities Act of 1933 (the "Act"), relating to the proposed public offering of up to $500,000,000 aggregate principal amount of the Company's Debt Securities (the "Debt Securities") to be issued from time to time under an Indenture between the Company and the Trustee named on the Form T-1 included as an exhibit to the Registration Statement (the "Indenture").

        We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary for the purposes of this opinion including, without limitation, the Articles of Incorporation and Code of Regulations of the Company and the forms of Underwriting Agreement, Debt Securities, and Indenture filed as exhibits to the Registration Statement.

        Based on the foregoing, we are of the opinion that:

        When (a) the Indenture shall have been duly executed and delivered in substantially the form filed with the Registration Statement, (b) the Debt Securities shall have been duly executed and authenticated in accordance with the terms of the Indenture, (c) the Registration Statement shall have become effective under the Act, (d) the Indenture shall have been qualified under the Trust Indenture Act of 1939 and (e) the Debt Securities shall have been issued and sold as described in the Registration Statement and in a related prospectus supplement, the Debt Securities will be duly authorized and valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights generally or by general principles of equity.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters" in the prospectus comprising a part of the Registration Statement.


                                   Very truly yours,

                                   /s/ Baker & Hostetler LLP
                                   Baker & Hostetler LLP